EXHIBIT 10.8
                                  ------------








                               FirstBank Northwest
                     Executive Non-Qualified Retirement Plan

                               FirstBank Northwest
                     Executive Non-Qualified Retirement Plan

Introduction and Purpose
------------------------

The purpose of this Executive Non-Qualified Retirement Plan is to provide supplemental retirement benefits to the executives designated to participate herein, to encourage them to remain an employee of the Employer, and to contribute materially to the continued growth, development and future business success of the Employer. The Effective Date of this Plan is December 1, 2001. The provisions of this Plan shall not supercede or otherwise affect any deferred compensation or salary continuation plan, contract or agreement in effect as of the Effective Date. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.


                                    ARTICLE I
                                   Definitions
                                   -----------

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

         "Accrued Benefit" shall mean, unless otherwise provided in the Participant's Plan Agreement, an amount equal to the Participant's Monthly Benefit multiplied by a fraction, the numerator of which is (a) the Participant's Years of Participation from the date of his commencement of participation herein and ending on the last day of the month in which the Participant experiences a Termination of Employment, and the denominator of which is (b) the total number of Years of Participation determined as of the Participant remained continually employed until his Normal Retirement Date.

                  EXAMPLE: A Participant who is age 55 with a Monthly Benefit of $4,000 ($48,000 annually) payable at a Normal Retirement Date of age 65 will each year until his Normal Retirement Age accrue a Monthly Benefit of $400 ($4,800 annually) ($4,000 times 1/10). If that Participant experiences a Termination of Employment after being credited with 3 Years of Participation, then his Monthly Benefit payable commencing when he attains age 65 will be $1,200 per month ($4,000 times 3/10).

         "Affiliate" shall mean an entity related to the Employer pursuant to Code Section 414(b) or 414(c).

         "Beneficiary" shall mean one or more persons, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of the Participant.

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         "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that the Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

         "Board" shall mean the board of directors of the Employer.

         "Claimant" shall have the meaning set forth in Section 14.1.

         "Code" shall mean the Internal Revenue Code 1986, as it may be amended from time to time.

         "Committee" shall mean the committee described in Article 12. If no Committee is appointed, references thereto shall apply to the Employer or its delegate appointed for purposes of administering this Plan.

         "Employer" shall mean FirstBank Northwest, and any successor to all or substantially all of the Employer's assets or business. Unless otherwise provided, references to Employer shall be deemed also to refer to Affiliates.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         "Involuntary Termination" shall have the same meaning as "involuntary termination" as defined in the Participant's employment agreement in effect on the date the Participant experiences a Termination of Employment.

         "Monthly Benefit" shall mean the benefit set forth in the Participant's Plan Agreement.

         "Normal Retirement Date" shall mean the date set forth in the Participant's Plan Agreement. If no such date is specified in the Plan Agreement, then the Normal Retirement Date shall be the date the Participant attains age sixty-five (65).

         "Plan Agreement" shall mean a written agreement, as may be amended from time to time, entered into by and between the Employer and the Participant with respect to this Plan. Should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

                                       2
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         "Participant" shall mean an officer of the Employer (i) who is selected to participate in the Plan, (ii) who signs a Plan Agreement, (iii) whose signed Plan Agreement and Beneficiary Designation Form are accepted by the Committee, and (iv) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

         "Plan Year" shall mean the calendar year.

         "Termination for Cause" shall mean the severing of the employment with the Employer on account of "cause", as that term (or a similar term) is defined in the Participant's employment contract with the Employer. If no such employment contract is in effect, "cause" shall mean (1) gross negligence or gross neglect of duties; (2) commission of a felony or gross misdemeanor involving moral turpitude; (3) fraud, disloyalty or willful violation of any law or significant Employer policy committed in connection with the Participant's employment and resulting in an adverse effect on the Employer; or (4) with in the employment with the Employer, accepting additional employment with a competing institution.

         "Termination of Employment" shall mean the severing of employment with the Employer voluntarily or involuntarily, for any reason, including than retirement, or death, other than on account of Termination for Cause.

         "Trust" shall mean any trust established between the Employer and the trustee named therein to provide benefits hereunder, as amended from time to time.

         "Year of Participation" shall include each 12-month period (or fraction thereof) during which the Participant is employed by the Employer, including on an approved leave of absence, and a Participant hereunder.


                                    ARTICLE 2
                       Selection, Enrollment, Eligibility
                       ----------------------------------

2.1 Selection by Committee. Participation in the Plan shall be limited to persons who are within a select group of management and highly compensated employees, and who are selected by the Committee in its sole discretion from time to time to participate herein.

2.2 Enrollment Requirements. As a condition to participation, each selected Participant shall complete, execute and return to the Committee a Plan Agreement and a Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary or appropriate.

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2.3      Eligibility; Commencement of Participation. Provided a person selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, that person shall commence participation in the Plan on the first day of the month following the month in which he completes all enrollment requirements.

2.4 Termination of Participation. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) not permit further benefit accruals hereunder, and/or (ii) immediately distribute in a single lump sum the present value (as determined by the Committee in its sole discretion) of the Participant's vested Accrued Benefit determined as if the Participant experienced a Termination of Employment, and terminate the Participant's participation herein.

                                    ARTICLE 3
                                    Benefits
                                    --------

3.1 Normal Retirement Benefit. If the Participant experiences a Termination of Employment on his Normal Retirement Date, the Employer shall pay the Monthly Benefit to him commencing on the first day of the month following his Normal Retirement Date and on the first day of each calendar month thereafter during his lifetime.

3.2 Late Retirement Benefit. If the Participant experiences a Termination of Employment after his Normal Retirement Date, the Employer shall pay his Monthly Benefit to him commencing on the first day of the month following his Termination of Employment and on the first day of each calendar month thereafter during his lifetime.

3.3 Termination of Employment Benefits. If the Participant experiences a Termination of Employment prior to his Normal Retirement Date other than on account of death or Termination for Cause, the Employer shall pay the Participant's Accrued Benefit to him commencing on the first day of the month following his Normal Retirement Date (if he is then living) and on the first day of each calendar month thereafter during his lifetime.

3.4      Death Benefits.

         (a) If the Participant is not living on his Normal Retirement Date, and the Participant's Beneficiary is living on that date, then the Employer shall pay to the Beneficiary the Participant's Accrued Benefit over two hundred and forty (240) monthly installments commencing on the first day of the month after the Participant dies.

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         (b)      If the Participant dies after his Normal Retirement Date after his Monthly Benefit has commenced, and is survived by his or her Beneficiary, then the Employer shall pay to the Beneficiary the Monthly Benefit that was payable to the Participant as of the month preceding the month of his death, for a number of months equal to the difference between (1) 240, and (2) the number of months during which the Participant received a Monthly Benefit, commencing as of the first day of the month after the Participant dies.

         (c) After the death of both the Participant and the Beneficiary prior to the payment of all Monthly Benefits, any remaining Monthly Benefit payments due to be paid pursuant to Section 3.4(b) shall be paid to the person(s) designated by the Participant. If no person(s) are designated by the Participant to receive such payments, then such payments shall be paid to the estate of the Beneficiary.

3.5 Acceleration of Benefits; Lump Sum Payments. The Committee may accelerate the payment of a Participant or Beneficiary's benefits at such time and in such manner as the Committee may determine.

3.6 Distributions. The Employer, or the trustee of the Trust, shall withhold from any payments made to a Participant all federal, state and local income, employment and other taxes required to be withheld by the Employer, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer and the trustee of the Trust.


                                    ARTICLE 4
                    In-Service Withdrawals and Distributions
                    ----------------------------------------

         Except as otherwise permitted herein, in-service withdrawals and distributions are not permitted under this Plan.


                                    ARTICLE 5
                                     Vesting
                                     -------

         Unless otherwise provided in the Participant's Plan Agreement, the Participant will be fully vested in his Monthly Benefit at all times.


                                    ARTICLE 6
                            Participant Contributions
                            -------------------------

         Participant contributions are neither permitted nor required hereunder.

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                                    ARTICLE 7
                             Forfeiture of Benefits
                             ----------------------

7.1 Termination for Cause. Upon a Participant's Termination for Cause no Monthly Benefits (or further Monthly Benefits) shall be paid hereunder.

7.2 Regulatory Provisions. No further benefits shall be paid to a Participant under this Plan for so long as required under the following circumstances:

         (a) Temporary Suspension or Prohibition. If the Participant is suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Employer's obligations under this Plan shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (i) pay the Participant all or part of the compensation withheld while its obligations under this Plan were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

         (b) Permanent Suspension or Prohibition. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e)(4) or
         (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all
         obligations of the Employer under this Plan shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (c) Default. If the Employer is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Plan shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

         (d) Termination by Regulators. All obligations under this Plan shall be terminated, except to the extent determined that continuation of this Plan is necessary for the continued operation of the Employer:
         (i) at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) of the FDIA; or
         (ii) by the FDIC, at the time it approves a supervisory merger to resolve problems related to the operation of the Employer. Any rights of the parties that have already vested, however, shall not be affected by any such action.

         (e) Notwithstanding anything herein to the contrary, (1) any payments made hereunder shall be subject to and conditioned upon compliance with 12 USC Section 1828(k) and any regulations promulgated thereunder, and (2) payments contemplated hereunder shall not be immediately payable to the extent such payments are barred or prohibited by an action or order issued by the Director of Banks of the Washington Department of Financial Institutions, or the FDIC.

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                                    ARTICLE 8
                                     Funding
                                     -------

8.1 Funding Generally. The Employer's obligations under this Plan shall be an unfunded and unsecured promise to pay. The Employer shall not be obligated under any circumstances to fund in advance its obligations under this Plan, and when the benefit amount is paid it shall be expensed out of the Employer's general assets.

8.2 Option to Fund Informally. Notwithstanding Section 8.1, the Employer may, at its sole option, or by agreement, informally fund its obligations under this Plan in whole or in part, provided, however, that in no event shall such informal funding be construed to create any trust fund, escrow account or other security for the Participant with respect to the payment of benefit under this Plan, other than as permitted by Internal Revenue Service and Department of Labor rules and regulations for unfunded supplemental retirement plans. Furthermore, if the Employer decides to informally fund its obligations under this Plan, in whole or in part, by procuring, as owner, life insurance for its own benefit on the life of the Participant, the form of such insurance and the amounts thereof shall be in the sole decision of the Employer, and in no event shall the Participant have any incidents of ownership in any such policies of insurance.


                                    ARTICLE 9
                             Beneficiary Designation
                             -----------------------

9.1 Beneficiary. The Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of the Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designated under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation: Change; Spousal Consent. The Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form and returning it to the Committee or its designated agent. The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

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9.3      Acknowledgment. No designation or change in designation of a
         Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, no further benefits shall be paid under this Plan, except as provided in
         Section 3.4.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Employer, Affiliates and the Committee from all further obligations under this Plan with respect to the Participant, and the Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 10
                                Leave of Absence
                                ----------------

         If the Participant is authorized by the Employer for any reason to take a paid or unpaid leave of absence from the employment of the Employer or an Affiliate, the Participant shall continue to be considered employed by the Employer or Affiliate (and therefore not to have experienced a Termination of Employment), and Monthly Benefits shall continue to accrue in accordance with this Plan.


                                   ARTICLE 11
                     Termination, Amendment or Modification
                     --------------------------------------

11.1 Termination. Although the Employer anticipates that it will continue this Plan for an indefinite period of time, there is no guarantee that the Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Employer reserves the right to terminate the Plan at any time by action of its board of directors. Upon the termination of the Plan, the Participant's Plan Agreement shall terminate and the accrued vested Monthly Benefit, determined as if he had experienced a Termination of Employment on the date of the Plan Termination (Paragraph 3.3.), shall be paid on the first day of the month following his Normal Retirement Date. Participant may request immediate monthly benefits to begin within 60 days of termination or a lump sum present value. Such request is subject to committee approval. If the Participant or Beneficiary has become entitled to the payment of

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         any benefits under the Plan as of the date of termination, the Employer shall have the right to accelerate payments without a premium or prepayment penalty by paying the present value of the remaining Monthly Benefits in a lump sum or pursuant to monthly installments. For purposes of this Section 11.1, the present value of any Monthly
         Benefits shall be determined by the Committee in its sole discretion, and the determination of such present value shall be conclusive.

11.2 Amendment. The Employer may, at any time, amend or modify the Plan in whole or in part by the action of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's vested Monthly Benefit in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification.

11.3 Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this document, the Employer may only amend or terminate such provisions with the consent of the Participant.

11.4 Effect of Payment. The full payment of the applicable benefit under this Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 12
                                 Administration
                                 --------------

12.1 Committee Duties. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Employer.

12.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

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12.3     Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. The Employer shall indemnify and hold harmless the members of the Committee, and any Participant to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of misconduct by the Committee or any of its members or any such Participant.

12.5 Employer Information. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the Participants, including the date and circumstances of their retirement, Disability, death or Termination of Employment, and such other pertinent information as the Committee may reasonably require.


                                   ARTICLE 13
                            Other Benefits and Plans
                            ------------------------

         The benefits provided for the Participant or the Participant's Beneficiary under the Plan are in addition to any other benefits available to the Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.


                                   ARTICLE 14
                                Claims Procedures
                                -----------------

14.1 Presentation of Claim. The Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to anise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 Notification of Decision. The Committee shall consider a Claimants claim within a reasonable time, and shall notify the Claimant in writing:

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

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

         (i) the specific reason(s) for the denial of the claim, or any part of it;

         (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

         (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

         (iv)     an explanation of the claim review procedure set forth in
                  Section 14.3 below.

14.3 Review of a Denied Claim. With 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)      may review pertinent documents;

         (b)      may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a)      specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)      such other matters as the Committee deems relevant.

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14.5     Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 15
                                      Trust
                                      -----

15.1 Establishment of the Trust. The Employer may establish the Trust and the Employer shall, at each pay period, transfer over to the Trust such amount of cash as the Employer is required to contribute.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employer and its Affiliates, the Participant and the creditors of the Employers to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3 Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust and any such distribution shall reduce the Employer's obligations under this Plan.

                                   ARTICLE 16
                                  Miscellaneous
                                  -------------

16.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain the general, unpledged and unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely of an unfunded and unsecured promise to pay money in the future.

16.3 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by this Plan and the Plan Agreement entered into between the Employer and the Participant. An Employer shall have no obligation to the Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

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

16.4 Nonassignability. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance allowed by the Participant or any other person, be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6 Furnishing Information. The Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to, taking such physical examinations as the Committee may deem necessary.

16.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Idaho without regard to its conflicts of laws and principles.

16.10 Notice. Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below.

         Director of Human Resources
         FirstBank Northwest
         920 Main Street
         Lewiston, Idaho 83501

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

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to the Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including, but not limited to, such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.13 Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be constructed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14 Incompetent. If the Committee determines in its discretion a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount

16.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

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

16.16    Distribution in the Event of Taxation.

         (a) In General. If, for any reason, all or any portion of the Participant's benefits under this Plan becomes taxable the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, the Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

         (b) Trust. If the Trust terminates and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.


IN WITNESS WHEREOF, the Employer has signed this Plan document as of December 20, 2001.

                                               FirstBank Northwest


                                               /s/ CLYDE E. CONKLIN
                                               ---------------------------
                                               Clyde E. Conklin
                                               Chief Executive Officer

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